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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                     --------------------------------------


         Date of Report (Date of earliest event reported): May 5, 2000


                                 IMMUNOGEN, INC.
             (Exact name of registrant as specified in its Charter)


     Massachusetts                  0-17999                       04-2726691
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(State or Other Jurisdiction      (Commission                   (IRS Employer
     of Incorporation             File Number)               Identification No.)


              333 Providence Highway, Norwood, Massachusetts 02062
              ----------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 769-4242






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ITEM 5.           OTHER EVENTS

     On May 4, 2000, ImmunoGen, Inc. and British Biotech plc announced a license agreement to develop and commercialize ImmunoGen's huN901-DM1 tumor- activated prodrug (TAP) for treatment of small-cell lung cancer (SCLC). British Biotech has been granted the exclusive right to develop and commercialize huN901-DM1 in the European Union and Japan. ImmunoGen retains the rights to commercialize huN901-DM1 in the United States and the rest of the world, as well as the right to manufacture the product worldwide. British Biotech paid an upfront fee of $1.5 million for its territorial rights. Under the agreement, British Biotech is responsible for conducting the clinical trials necessary to achieve regulatory approval in the US, EU and Japan. ImmunoGen is responsible for the remaining preclinical development, and will be reimbursed for manufacturing the product for clinical trials. It is anticipated that a Phase I clinical trial will start in the fourth quarter of this year. Upon regulatory approval of the product for marketing in the US, ImmunoGen will pay British Biotech a one-time milestone payment. ImmunoGen will receive royalties on sales of huN901-DM1 in the EU and Japan.



The press release announcing the exclusive license agreement is incorporated herein by reference and filed as exhibit 99.1 hereto.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(C)       Exhibits.

          99.1 The Registrant's Press Release dated May 5, 2000.

















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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                                          ImmunoGen, Inc.
                                          (Registrant)


Date:     May 5, 2000                     /s/Kathleen A. Carroll
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                                          Kathleen A. Carroll
                                          Vice President, Finance and
                                            Administration, and principal
                                            financial officer










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EXHIBIT INDEX


Exhibit                                                             Sequential
Number                             Description                    Page Number(s)

99.1                     The Registrant's Press Release
                         dated May 5, 2000                              5



























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